Exhibit 10.2

                            LOAN EXTENSION AGREEMENT
                                January 11, 2002


         WHEREAS, Growth Ventures, Inc. did make a loan to High-Tech Industries, Inc. on January 11, 2001 in the amount of $40,000, a copy of which is attached hereto; and

         WHEREAS, the due date of said loan was January 11, 2002; and

         WHEREAS, the parties mutually agree that the loan will be extended to January 11, 2003;

         NOW, THEREFORE, it is mutually agreed that the above referenced note shall be extended to January 11, 2003, with all other terms and conditions remaining the same.


GROWTH VENTURES, INC.                          HIGH-TECH INDUSTRIES, INC.


/s/ GARY J. McADAM                              /s/  KURT A. MOORE
---------------------------------------         --------------------------------
By:  Gary J. McAdam, President                  By:  Kurt A. Moore, President

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                                 PROMISSORY NOTE


$40,000                                                         January 11, 2001

FOR VALUE RECEIVED, the undersigned, High-Tech Industries, Inc., a Colorado Corporation, of 6090 South 2900 East, Ogden UT 84403, promises to pay to the order of Growth Ventures, Inc. at 14 Red Tail Drive, Highlands Ranch, CO 80126 or such other place as the holder may designate in writing to the undersigned, the principal sum of Forty Thousand and no/100 Dollars ($40,000.00), together with interest thereon from date hereof until paid, at the rate of Ten Percent (10%) per annum. The entire principal amount shall be repaid on January 11, 2002.

Payments shall be applied first to accrued interest and the balance to principal.

All or any part of the aforesaid principal sum may be prepaid at any time and form time to time without penalty.

In the event of any default by the undersigned in the payment of principal or interest when due or in the event of the suspension of actual business, insolvency, assignment for the benefit of creditors, adjudication of bankruptcy, or appointment of a receiver, of or against the undersigned, the unpaid balance of the principal sum of this promissory note shall at the option of the holder become immediately due and payable.

The maker and all other persons who may become liable for the payment thereof severally waiver demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension or postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waiver all notice thereof.

In case suit or action is instituted to collect this note, or any portion hereof, the maker promises to pay such additional sum, as the court may adjudge reasonable, attorneys' fees in said proceedings.

This note is made and executed under, and is in all respects governed by, the laws of the State of Colorado.

                                            HIGH-TECH INDUSTRIES, INC.



                                            By: /s/ Kurt A. Moore
                                               -------------------------------
                                                 Kurt A. Moore, President

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